                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             POLYMEDICA CORPORATION
                (Name of Registrant as Specified In Its Charter)

                             POLYMEDICA CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             POLYMEDICA CORPORATION
                                11 STATE STREET
                          WOBURN, MASSACHUSETTS 01801

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 12, 2002

TO THE STOCKHOLDERS:

     The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of PolyMedica Corporation ("PolyMedica" or the "Company"), a Massachusetts corporation, will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, September 12, 2002, at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect four Class II Directors;

     2. To approve an amendment to the 2000 Stock Incentive Plan (the "2000 Plan"), increasing from 1,800,000 to 2,300,000 the number of shares of Common Stock available for issuance under the 2000 Plan;

     3. To ratify the selection of PricewaterhouseCoopers LLP as PolyMedica's independent accountants for the fiscal year ending March 31, 2003; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on July 19, 2002 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Eric G. Walters

                                          ERIC G. WALTERS, Clerk

Woburn, Massachusetts
August 13, 2002

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             POLYMEDICA CORPORATION
                                11 STATE STREET
                          WOBURN, MASSACHUSETTS 01801

                                PROXY STATEMENT

                  FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 12, 2002

                                GENERAL MATTERS

     The enclosed proxy is solicited by the Board of Directors (the "Board") of PolyMedica Corporation (the "Company" or "PolyMedica"), a Massachusetts corporation, for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, September 12, 2002, at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting.

     All proxies will be voted in accordance with the instructions contained in the applicable proxy, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Clerk of PolyMedica, or by voting in person at the Annual Meeting.

     PolyMedica's Annual Report for the fiscal year ended March 31, 2002 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about August 13, 2002.

     A COPY OF POLYMEDICA'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE TREASURER, POLYMEDICA CORPORATION, 11 STATE STREET, WOBURN, MASSACHUSETTS 01801.

QUORUM AND VOTE REQUIREMENT

     On July 19, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,180,353 shares of common stock of PolyMedica, $0.01 par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of holders of a majority of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors, the approval of the amendment to the 2000 Stock Incentive Plan (the "2000 Plan") and the ratification of the selection of PricewaterhouseCoopers LLP as PolyMedica's independent accountants.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions are considered to be shares present, or represented in determining whether a quorum exists.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of PolyMedica's Common Stock as of June 30, 2002:

     - by each person who is known by PolyMedica to own beneficially more than 5% of the outstanding shares of Common Stock;

     - by each director and nominee for director of PolyMedica;

     - by each of the executive officers named in the Summary Compensation Table; and

     - by all current directors and executive officers of PolyMedica as a group.

     The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after June 30, 2002 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares which that person or entity has the right to acquire within 60 days after June 30, 2002, are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of June 30, 2002, there were 12,154,107 shares of Common Stock outstanding.

                                                          NUMBER OF SHARES    PERCENTAGE OF
                                                            COMMON STOCK      COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY OWNED    OUTSTANDING
------------------------------------                     ------------------   -------------
Wellington Management Company L.L.P.(1)................      1,859,775            15.3%
     75 State St
     Boston, MA 02109
Safeco Corporation(2)..................................      1,830,400            15.1%
     Safeco Plaza
     Seattle, WA 98185
Gruber & McBaine Capital Management, L.L.C.(3).........      1,116,500             9.2%
     50 Osgood Place, Penthouse
     San Francisco, CA 94133
David L. Babson & Company(4)...........................        816,975             6.7%
     One Memorial Drive
     Cambridge, MA 02142-1300
Kennedy Capital Management, Inc.(5)....................        670,050             5.5%
     10829 Olive Boulevard
     Saint Louis, Missouri 63141

                                                          NUMBER OF SHARES    PERCENTAGE OF
                                                            COMMON STOCK      COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY OWNED    OUTSTANDING
------------------------------------                     ------------------   -------------
Wall Street Associates(6)..............................        626,700             5.2%
     1200 Prospect St. Suite 100
     La Jolla, CA 92038
Steven J. Lee(7).......................................        484,642             3.9%
Arthur A. Siciliano, Ph.D.(8)..........................        352,744             2.9%
Eric G. Walters(9).....................................        244,911             2.0%
Thomas S. Soltys(10)...................................        190,000             1.6%
Warren K. Trowbridge(11)...............................         72,417               *
Marcia J. Hooper(12)...................................         58,788               *
Daniel S. Bernstein, M.D.(13)..........................         37,259               *
Stephen C. Farrell(14).................................         36,780               *
Frank W. LoGerfo, M.D.(15).............................         32,500               *
John K.P. Stone, III.(16)..............................         27,100               *
Herbert A. Denton(17)..................................         23,500               *
Walter R. Maupay, Jr.(18)..............................         20,000               *
Samuel L. Shanaman(19).................................         10,872               *
Edward A. Burkhardt(20)................................          2,500               *
All current directors and executive officers as a group
  (14 persons)(21).....................................      1,594,013            12.0%

---------------

  *  Represents holdings of less than one percent.

 (1) Based solely upon a Schedule 13G filed by Wellington Management Company L.L.P. on February 12, 2002 pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act").

 (2) Based solely upon a Schedule 13G filed by Safeco Corporation ("Safeco") on January 29, 2002 pursuant to the Exchange Act. Safeco disclaims any beneficial ownership of 1,822,900 of the shares reported, which are owned beneficially by registered investment companies for which a subsidiary of Safeco serves as the advisor.

 (3) Based solely upon a Schedule 13G filed by Gruber & McBaine Capital Management, L.L.C. on August 2, 2001 pursuant to the Exchange Act.

 (4) Based solely upon a Schedule 13G filed by David L. Babson & Company, Inc. on January 29, 2002 pursuant to the Exchange Act.

 (5) Based solely upon a Schedule 13G filed by Kennedy Capital Management on February 14, 2002 pursuant to the Exchange Act.

 (6) Based solely upon a Schedule 13G filed by Wall Street Associates on February 13, 2002 pursuant to the Exchange Act.

 (7) Includes 48,509 shares held by a family trust for which Mr. Lee, his spouse and family are beneficiaries and 390,194 shares issuable upon exercise of outstanding stock options held by Mr. Lee that are exercisable within 60 days after June 30, 2002. Mr. Lee retired as the Company's Chief Executive Officer effective August 2002.

 (8) Includes 215,175 shares issuable upon exercise of outstanding stock options held by Dr. Siciliano that are exercisable within 60 days after June 30, 2002.

 (9) Includes 158,014 shares issuable upon exercise of outstanding stock options held by Mr. Walters that are exercisable within 60 days after June 30, 2002.

(10) Includes 85,000 shares held by a family trust for which Mr. Soltys, his spouse and family are beneficiaries and 42,625 shares issuable upon exercise of outstanding stock options held by Mr. Soltys that are exercisable within 60 days after June 30, 2002.

(11) Includes 70,646 shares issuable upon exercise of outstanding stock options held by Mr. Trowbridge that are exercisable within 60 days after June 30, 2002.

(12) Includes 55,375 shares issuable upon exercise of outstanding stock options held by Ms. Hooper that are exercisable within 60 days after June 30, 2002.

(13) Includes 32,500 shares issuable upon exercise of outstanding stock options held by Dr. Bernstein that are exercisable within 60 days after June 30, 2002, and 4,759 shares held by Dr. Bernstein in an IRA account.

(14) Includes 36,044 shares issuable upon exercise of outstanding stock options held by Mr. Farrell that are exercisable within 60 days after June 30, 2002.

(15) Consists of 32,500 shares issuable upon exercise of outstanding stock options held by Dr. LoGerfo that are exercisable within 60 days after June 30, 2002.

(16) Includes 25,000 shares issuable upon exercise of outstanding stock options held by Mr. Stone that are exercisable within 60 days after June 30, 2002.

(17) Includes 5,000 shares held by a limited liability company for which Mr. Denton is the managing member and 17,500 shares issuable upon exercise of outstanding stock options held by Mr. Denton that are exercisable within 60 days after June 30, 2002.

(18) Includes 2,500 shares issuable upon exercise of outstanding stock options held by Mr. Maupay that are exercisable within 60 days after June 30, 2002.

(19) Includes 7,500 shares issuable upon exercise of outstanding stock options held by Mr. Shanaman that are exercisable within 60 days after June 30, 2002.

(20) Consists of 2,500 shares issuable upon exercise of outstanding stock options held by Mr. Burkhardt that are exercisable within 60 days after June 30, 2002.

(21) Includes 1,088,073 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after June 30, 2002.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about the securities authorized for issuance under PolyMedica's equity compensation plans as of March 31, 2002:

                                         (A)                     (B)                       (C)
                                                                                  NUMBER OF SECURITIES
                                                                                 REMAINING AVAILABLE FOR
                               NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                               BE ISSUED UPON EXERCISE    EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                               OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                    WARRANTS AND RIGHTS     WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
-------------                  -----------------------   --------------------   -------------------------
Equity compensation plans
  approved by security
  holders(1).................          1,930,751(2)            $  25.89(2)                 697,329(3)
Equity compensation plans not
  approved by security
  holders....................
                                     -----------               --------               ------------
Total........................          1,930,751               $  25.89                    697,329

---------------

(1) Consists of the following Company equity compensation plans: 1990 Stock Option Plan, 1992 Employee Stock Purchase Plan (the "1992 ESPP"), 1992 Directors' Stock Option Plan, 1998 Stock Incentive Plan, the 2000 Plan, and the 2001 Employee Stock Purchase Plan (the "2001 ESPP"). Shares of Common Stock are available for issuance only under the 1992 ESPP, the 2000 Plan and the 2001 ESPP.

(2) Excludes 177,579 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods; such shares are included in column (c) of the table.

(3) Includes 519,750 shares available for issuance pursuant to the 2000 Plan. The 2000 Plan provides for the issuance of incentive stock options, non-qualified stock options and restricted stock to PolyMedica's employees, officers, directors, consultants and advisors. Also includes 177,579 shares issuable under the 1992 ESPP and the 2001 ESPP to certain officers and employees of PolyMedica in connection with the current and future offering periods.

                                    ITEM ONE
                             ELECTION OF DIRECTORS

     PolyMedica has a classified Board consisting of three Class I Directors, four Class II Directors and three Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meetings of stockholders to be held in 2004, 2002 and 2003, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, one class of directors is elected for a full term of three years to succeed the class whose term is expiring.

     The persons named in the enclosed proxy will vote to elect Steven J. Lee, John K.P. Stone, III., Thomas S. Soltys and Samuel L. Shanaman as Class II Directors, unless the authority to vote for the election of these nominees is withheld by marking the proxy to that effect. Messrs. Lee, Stone, Soltys and Shanaman are currently Class II Directors of PolyMedica.

     Messrs. Stone, Soltys and Shanaman will be elected to hold office until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In connection with his retirement, Mr. Lee and the Board have agreed that Mr. Lee will stand for reelection to the Board at the Annual Meeting and, if reelected to the Board, will continue to serve as a director and as Chairman of the Company until January 1, 2003, at which time he will retire from both positions. Messrs. Lee, Stone, Soltys and Shanaman have indicated their willingness to serve, if elected; however, if Messrs. Lee, Stone, Soltys or Shanaman should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board. It is not presently contemplated that any of the nominees will be unable to serve and the Board has no reason to believe that any of these nominees will be unable to serve if elected.

     Set forth below for each member of the Board, including the nominees for Class II Directors, is the name, age, length of service as a Company director, information provided to the Company by each such person concerning all positions he or she holds or has held with PolyMedica, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock of PolyMedica beneficially owned by him or her on June 30, 2002, and the percentage of all outstanding shares of Common Stock beneficially owned by him or her on such date, appears above under "Stock Ownership of Certain Beneficial Owners and Management."

BOARD RECOMMENDATION

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

                               NOMINEES FOR TERM
                               TO EXPIRE IN 2005
                              (CLASS II DIRECTORS)

STEVEN J. LEE, age 55, has served as a director of PolyMedica since 1990.
     Mr. Lee has served as Chairman of PolyMedica since June 1996 and as a director of PolyMedica since May 1990. He served as Chief Executive Officer of PolyMedica from May 1990 until August 2002. He served as President of PolyMedica from May 1990 through June 1996. Mr. Lee served as a manager in the Mergers and Acquisitions practice at Coopers & Lybrand LLP (n/k/a PricewaterhouseCoopers

     LLP) from March 1990 to May 1990. Previously, he was President and a director of Shawmut National Ventures from November 1987 to March 1990, and served as President, Chief Executive Officer and a director of RepliGen Corporation from 1984 to 1986. Currently Mr. Lee is a director of ICN Pharmaceuticals, Inc., Kensey Nash Corporation, and Fibersense Technology Corporation and a trustee of The Wang Center for the Performing Arts.

THOMAS S. SOLTYS, age 54, has served as a director of PolyMedica since 1996.
     Mr. Soltys has served as President of Boston Special Risks Insurance Agency, Inc. since 1988 and has been its sole owner since 1994.

JOHN K.P. STONE, III., age 69, has served as a director of PolyMedica since June
     2002.
     Mr. Stone joined PolyMedica in March 2002 and was appointed a Director, Vice Chairman, General Counsel, and Senior Vice President of PolyMedica in June 2002. Prior to joining PolyMedica, Mr. Stone was a senior partner at Hale and Dorr, LLP, a leading Boston-based law firm, from February 1991 to March 2002. His corporate law practice focused on emerging companies primarily in the high technology and medical fields and the private and public financing, mergers, acquisitions and strategic relationships of such companies.

SAMUEL L. SHANAMAN, age 61, has served as a director of PolyMedica since
     November 2001. With the retirement of Mr. Lee as Chief Executive Officer, Mr. Shanaman will perform the functions of Chief Executive Officer during the search for Mr. Lee's successor. Since 1998, he has served as the Managing Director of Logan Enterprises, a private investment venture capital firm. Mr. Shanaman served in various roles at The J. Jill Group, Inc. including President and Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, from 1990 to 1998.

                             DIRECTORS WHOSE TERMS
                                 EXPIRE IN 2003
                             (CLASS III DIRECTORS)

DANIEL S. BERNSTEIN, M.D., age 75, has served as a director of PolyMedica since
     1992.
     Dr. Bernstein has been a physician at Brigham Medical Associates, Boston, Massachusetts, since 1993; a lecturer at Harvard Medical School, Cambridge, Massachusetts, since 1993; and Clinical Professor of Medicine Emeritus, Boston University School of Medicine since 1973.

HERBERT A. DENTON, age 55, has served as a director of PolyMedica since 2000.
     Mr. Denton has been the President of Providence Capital, Inc. since he founded it in 1991. Prior to establishing Providence Capital, Inc., Mr. Denton served as Managing Director of Jefferies & Co., Inc. from 1986 to 1991. Mr. Denton began his career in the securities industry with White, Weld & Company in Boston in 1973. In 1977, Mr. Denton joined Donaldson, Lufkin & Jenrette and founded that firm's Hong Kong office in 1979. He then established Pacific Equity Limited in 1982 with offices in New York, Hong Kong and Sydney. Currently Mr. Denton is a director of Baldwin Piano & Organ Company, Trover Solutions, Inc., Mesa Air Group, Inc., and U.S. Value Investment Company, plc.

WALTER R. MAUPAY, JR., age 63, has served as a director of PolyMedica since May
     2002.
     Mr. Maupay also served as a director of PolyMedica from 1990 through March 1995. Mr. Maupay was President of Merck & Co., Inc.'s ("Merck") Calgon Vestal Laboratories division from 1988 to 1994, culminating a 33-year career as an executive at Merck. He continued as President of Calgon Vestal after its sale to Bristol-Myers Squibb in 1994 where he directed Calgon Vestal's transition and integration teams prior to retiring in 1995. Mr. Maupay currently serves as a director of Life Medical Sciences, Inc., Kensey Nash Corporation and Cubist Pharmaceuticals, Inc.

                             DIRECTORS WHOSE TERMS
                                 EXPIRE IN 2004
                              (CLASS I DIRECTORS)

FRANK W. LOGERFO, M.D., age 61, has served as a director of PolyMedica since
     1994.
     Dr. LoGerfo has been Surgeon-in-Chief and Chairman, Department of Surgery at Beth Israel Deaconess Medical Center since April 2000. Dr. LoGerfo served as Attending Surgeon, Associate Chairman for Research, Department of Surgery, and Chief, Division of Vascular Surgery, Beth Israel Deaconess Medical Center from 1987 to 2000. Dr. LoGerfo has served as William V. McDermott Professor of Surgery at Harvard Medical School since 1991.

MARCIA J. HOOPER, age 48, has served as a director of PolyMedica since 1991.
     Ms. Hooper has been a partner at Castile Ventures since 2002. From 1996 to 2002, she was a Vice President and Partner of Advent International Corporation. Ms. Hooper also served as General Partner of Viking Partners Capital Limited Partnership from 1994 to 1996 and as a General Partner of three venture capital funds of Ampersand Ventures from 1985 to 1993 and is currently a limited partner of the general partner of three venture capital funds of Ampersand Ventures.

EDWARD A. BURKHARDT, age 64, has served as a director of PolyMedica since May
     2002.
     Mr. Burkhardt has served as President of Rail World, Inc. a company he founded, and heads several other rail operations in the U.S., Estonia and Poland. Mr. Burkhardt also served as Chairman and Chief Executive Officer of Wisconsin Central Transportation Corporation and as Chairman and Chief Executive Officer of English Welsh and Scottish Railway Ltd where he led the investor group that purchased five railway operations from the British Railway Board. Mr. Burkhardt currently serves as a director of ICN Pharmaceuticals, Inc.

BOARD AND COMMITTEE MEETINGS

     The Board held 11 meetings during the fiscal year ended March 31, 2002. During the 2002 fiscal year each incumbent director attended at least 75% of the total number of meetings of the Board and all committees on which he or she served during the period for which he or she has been a director. Since the beginning of fiscal 2002, four new Board members have been appointed:

     - Samuel L. Shanaman, appointed in November 2001 (Class II Director);

     - Walter R. Maupay, Jr., appointed in May 2002 (Class III Director);

     - Edward A. Burkhardt, appointed in May 2002 (Class I Director); and

     - John K.P. Stone III, appointed in June 2002 (Class II Director).

     In connection with his retirement, Mr. Lee and the Board have agreed that Mr. Lee will stand for reelection to the Board at the Annual Meeting and, if reelected to the Board, will continue to serve as a director and the Chairman until January 1, 2003, at which time he will retire from both positions.

     Audit Committee. PolyMedica has a standing Audit Committee of the Board (the "Audit Committee") which, among other things, is responsible for recommending the appointment of PolyMedica's independent public accountants, reviewing the scope and results of audits and reviewing PolyMedica's internal accounting control policies and procedures. The activities of the Audit Committee relative to PolyMedica's year-end financial statements are described below under the heading "Report of the Audit Committee." During the fiscal year ended March 31, 2002, the Audit Committee held seven meetings and the members of the committee were Marcia J. Hooper, Frank W. LoGerfo, M.D., Samuel L. Shanaman and Thomas S. Soltys. Dr. LoGerfo resigned from, and Mr. Shanaman was appointed as a member of, the Audit Committee effective November 6, 2001. Mr. Soltys resigned from the Audit Committee on June 13, 2002. Mr. Burkhardt was appointed as a member of the Audit Committee on June 21, 2002.

     Compensation Committee. PolyMedica has a standing Compensation Committee of the Board (the "Compensation Committee") which, among other things, provides recommendations to the Board regarding executive and employee compensation programs of PolyMedica. The activities of the Compensation Committee relative to the compensation of PolyMedica's executive officers are described below under the heading "Compensation Committee Report on Executive Compensation." The Compensation Committee also administers certain aspects of PolyMedica's 2000 Plan. During the fiscal year ended March 31, 2002, the Compensation Committee held 10 meetings and the members of the committee were Ms. Hooper and Drs. Bernstein and LoGerfo.

     Executive Committee. PolyMedica has a standing Executive Committee of the Board (the "Executive Committee") which, among other things, is empowered to act on behalf of the Board in circumstances where prompt action is required and it is not feasible to convene a meeting of the Board. During the fiscal year ended March 31, 2002, the members of the Executive Committee were Messrs. Lee and Denton and Ms. Hooper. Mr. Lee resigned from, and Messrs. Maupay, Shanaman and Stone were appointed as members of, the Executive Committee effective August 2, 2002. The Executive Committee did not meet during the fiscal year ended March 31, 2002, as the full Board had frequent meetings.

     Oversight Committee. PolyMedica has a standing Oversight Committee of the Board (the "Oversight Committee") which, among other things, oversees all governmental investigations and related litigation matters of PolyMedica. During the fiscal year ended March 31, 2002, the Oversight Committee held 34 meetings and the members of the committee were Messrs. Soltys and Denton. Mr. Maupay was appointed as a member of the Oversight Committee on June 21, 2002.

     Corporate Governance Committee. PolyMedica has a standing Corporate Governance Committee of the Board (the "Corporate Governance Committee"), which, among other things, is responsible for nominating candidates for election to the Board and reviewing matters of corporate governance, such as director independence. The Corporate Governance Committee considers suggestions from stockholders regarding possible candidates for membership to the Company's Board. Such suggestions, together with appropriate biographical information, should be submitted to the Clerk of PolyMedica. During the fiscal year ended March 31, 2002, the Corporate Governance Committee held one meeting and the members of the committee were Messrs. Lee and Soltys and Dr. Bernstein. Messrs. Lee and Soltys resigned from the Corporate Governance Committee on June 21, 2002. Messrs. Burkhardt and Maupay were each appointed to the Corporate Governance Committee on June 21, 2002.

     There are no family relationships between or among any officers or directors of PolyMedica.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

     The Audit Committee of PolyMedica's Board acts under a written Audit Committee charter adopted and approved in July 2001. The current members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market ("Nasdaq"). On March 7, 2002, the Board determined that Mr. Soltys, who resigned from the Audit Committee on June 13, 2002, did not necessarily meet the definition of independence in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards (the "NASD Listing Standards"), based on the relationship disclosed below under the heading "Certain Transactions." The Board determined, however, in accordance with Rule 4460(d)(2)(B) of the NASD Listing Standards, that Mr. Soltys' continued membership on the Audit Committee was in the best interests of the Company and its shareholders. The Board's basis for this determination was its belief that Mr. Soltys, because of his six years of service on the Board, brought an important perspective to the Audit Committee and in fact had maintained an independent and objective point of view.

     The Audit Committee reviewed PolyMedica's audited financial statements for the fiscal year ended March 31, 2002 and discussed these financial statements with PolyMedica's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, PolyMedica's independent auditors.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with

Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from PolyMedica. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to PolyMedica which are referred to in "Independent Auditors Fees and Other Matters" is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to PolyMedica's Board that the audited financial statements be included in PolyMedica's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

     By the Audit Committee of the Board of Directors of PolyMedica:

                                        Edward A. Burkhardt*
                                        Marcia J. Hooper
                                        Frank W. LoGerfo, M.D.**
                                        Thomas S. Soltys***
                                        Samuel L. Shanaman
---------------

  * Mr. Burkhardt was appointed to the Audit Committee on June 21, 2002. ** Mr. LoGerfo resigned from the Audit Committee on November 6, 2001.
*** Mr. Soltys resigned from the Audit Committee on June 13, 2002.

DIRECTORS' COMPENSATION

     Non-employee directors receive quarterly payments of $4,500 for attending board and committee meetings. Additionally, members of the Oversight Committee receive $1,500 for each committee meeting attended. Payments to the Oversight Committee terminated in May 2002 pending a review by the Compensation Committee of compensation for all committees of the Board. Directors who are officers or employees of PolyMedica do not receive any additional compensation for their services as directors.

     Non-employee directors are also entitled to participate in PolyMedica's 2000 Plan, which, among other things, provides for discretionary grants of non-qualified stock options to non-employee members of the Board. The following stock option grants were made pursuant to the 2000 Plan to members of PolyMedica's Board during the fiscal year ended March 31, 2002:

     - Drs. Bernstein and LoGerfo, Ms. Hooper, and Messrs. Soltys and Denton each were granted an option to purchase 10,000 shares of Common Stock, at an exercise price of $14.00 per share, on September 13, 2001;

     - Mr. Shanaman was granted an option to purchase 7,500 shares of Common Stock, at an exercise price of $17.00 per share, on November 6, 2001;

     - Messrs. Maupay and Burkhardt each were granted an option to purchase 2,500 shares of Common Stock at an exercise price of $35.00 per share, on May 13, 2002.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of PolyMedica's Chairman and Chief Executive Officer and PolyMedica's four other most highly compensated executive officers who were serving as executive officers on March 31, 2002 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                        COMPENSATION
                                                                        -------------
                                                ANNUAL COMPENSATION      SECURITIES      ALL OTHER
                                              -----------------------    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   BONUS($)(1)   OPTIONS(#)(2)    ($)(3)(4)
---------------------------            ----   ---------   -----------   -------------   ------------
Steven J. Lee........................  2002   $438,462    $  650,000        87,500        $956,567
  Chairman and Former Chief            2001    397,460     1,160,000       125,000         369,936
  Executive Officer                    2000    327,187       653,333        35,000          60,230
Arthur A. Siciliano, Ph.D. ..........  2002    361,731       350,000        60,000         751,511
  President                            2001    328,244       800,000        90,000         324,437
                                       2000    278,584       521,667        25,000          12,943
Eric G. Walters......................  2002    230,192       200,000        35,000         300,870
  Executive Vice President and Clerk   2001    208,823       385,000        50,000         180,298
                                       2000    176,424       297,500        17,500           8,744
Warren K. Trowbridge.................  2002    289,888       334,000        25,000          68,097
  Senior Vice President;               2001    254,231       435,000        35,000           9,445
  President, Liberty Medical Supply,
  Inc.                                 2000    218,367       425,000         5,000             605
Stephen C. Farrell...................  2002    161,077       210,000        15,000           3,975
  Chief Financial Officer              2001    143,000        60,000        10,000           3,306
                                       2000     72,500        37,000        42,500              52

---------------

(1) These amounts were either paid or accrued for the year shown.

(2) Represents options to purchase Common Stock granted under the Company's 1998 Stock Incentive Plan and 2000 Plan.

(3) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for each Named Executive Officer for such fiscal year.

(4) Represents PolyMedica's matching cash contribution paid and/or accrued under PolyMedica's 401(k) Plan, the taxable portion of group term life insurance paid by PolyMedica and amounts credited to the individual's account with the deferred compensation plan, other than voluntary deferrals from salary and bonus. Mr. Lee received $3,046, $5,100, and $7,348 in 401(k) matching contributions in 2002, 2001, and 2000, respectively, $1,684, $1,450, and $1,867 in taxable group term life benefits in 2002, 2001, and 2000, respectively and $951,837, $363,386 and $51,015 in deferred compensation credits in 2002, 2001, and 2000, respectively. Dr. Siciliano received $2,513, $7,826, and $5,084 in 401(k) matching contributions in 2002, 2001, and 2000, respectively, $2,552, $2,208, and $2,554 in taxable group term life benefits in 2002, 2001, and 2000, respectively and $746,446, $314,403 and $5,305 in deferred compensation credits in 2002, 2001, and 2000, respectively. Mr. Walters received $1,599, $8,613, and $5,012 in 401(k) matching contributions in 2002, 2001, and 2000, respectively, $534, $457 and $558 in taxable group term life benefits in 2002, 2001, and 2000, respectively and $298,737, $171,228 and $3,174 in deferred compensation credits in 2002, 2001 and 2000, respectively. Mr. Trowbridge received $1,944, $8,995, and $0 in 401(k) matching contributions in 2002, 2001, and 2000, respectively, $1,153, $450 and $605 in taxable group term life benefits in 2002, 2001, and 2000, respectively and $65,000 in deferred compensation credits in 2002 only. Mr. Farrell received $3,766, $3,135, and $0 in 401(k) matching contributions in

    2002, 2001, and 2000, respectively, and $209, $171, and $52 in taxable group term life benefits in 2002, 2001, and 2000, respectively.

     Option Grants. The following table sets forth certain information regarding options to purchase PolyMedica's Common Stock granted during the fiscal year ended March 31, 2002 by PolyMedica to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE
                                            PERCENT OF                               AT ASSUMED ANNUAL RATES OF
                              NUMBER OF    TOTAL OPTIONS                            STOCK PRICE APPRECIATION FOR
                              SECURITIES    GRANTED TO     EXERCISE                        OPTION TERM(2)
                              UNDERLYING   EMPLOYEES IN      PRICE     EXPIRATION   -----------------------------
NAME                          OPTIONS(#)    FISCAL YEAR    ($/SH)(1)      DATE           5%              10%
----                          ----------   -------------   ---------   ----------   -------------   -------------
Steven J. Lee...............    25,000(3)       4.03%       $20.00      12/06/04     $   29,613      $  108,933
                                62,500(4)      10.07%        27.53      04/11/11      1,082,092       2,742,233

Arthur A. Siciliano, Ph.D...    15,000(3)       2.42%        20.00      12/06/04         17,768          65,360
                                45,000(4)       7.25%        27.53      04/11/11        779,106       1,974,408

Eric G. Walters.............    10,000(3)       1.61%        20.00      12/06/04         11,845          43,573
                                25,000(4)       4.03%        27.53      04/11/11        432,837       1,096,893

Warren K. Trowbridge........     7,500(3)       1.21%        20.00      12/06/04          8,884          32,680
                                17,500(4)       2.82%        27.53      04/11/11        302,986         767,825

Stephen C. Farrell..........    10,000(5)       1.61%        20.00      01/05/05         11,845          43,573
                                 5,000(5)       0.81%        27.53      04/11/11         86,567         219,379

---------------

(1) The exercise price of each option was equal to or greater than the fair market value per share of PolyMedica's Common Stock on the date of grant as determined by the Board on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted to their expiration date and are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

(3) This option was fully vested and exercisable on the grant date.

(4) This option vests and becomes exercisable as to 50% of such shares on the grant date and the remaining 50% of such shares vest in twelve equal quarterly installments following the date of grant.

(5) This option vests over twelve equal quarterly installments following the date of grant.

     Fiscal Year-End Option Values. The following table sets forth the number and value of stock options exercised during the fiscal year ended March 31, 2002 by each of the Named Executive Officers and the number of unexercised options held by each Named Executive Officer on March 31, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                          SHARES                            OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END($)(2)
                        ACQUIRED ON                         ---------------------------   ---------------------------
NAME                   EXERCISE (#)    VALUE REALIZED (1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -------------   ------------------   -----------   -------------   -----------   -------------
Steven J. Lee........     70,875           $1,247,754         380,590        50,458       $3,659,220       $15,496
Arthur A. Siciliano,
  Ph.D...............         --                   --         208,591        35,667        1,311,453         8,291
Eric G. Walters......     11,394              200,591         154,555        19,417        1,359,444         2,885
Warren K.
  Trowbridge.........         --                   --          68,041        13,959          344,918         3,607
Stephen C. Farrell...         --                   --          30,418        19,585           14,491        47,218

---------------

(1) Based upon the fair market value of PolyMedica's Common Stock on the exercise date less the aggregate exercise price of the option. As of July 1, 2002, Mr. Lee had sold 25,000 of the shares acquired on exercise and Mr. Walters had not sold any of the shares acquired on exercise.

(2) Based on the difference between the last sales price of PolyMedica's Common Stock on the Nasdaq Stock Market on March 28, 2002 ($25.45 per share) and the option exercise price, multiplied by the number of shares underlying such options.

EMPLOYMENT AGREEMENTS

     PolyMedica has entered into an employment agreement and an executive retention agreement with each of Dr. Siciliano, Mr. Walters, Mr. Stone, Mr. Trowbridge, and Mr. Farrell. Pursuant to the terms of the employment agreements, each officer receives a base salary which is reviewed annually by the Compensation Committee. Each officer is also entitled to receive an annual bonus payment in an amount, if any, to be determined by the Compensation Committee. Mr. Stone also received a signing bonus of $200,000 and a fully-vested option to purchase 25,000 shares of PolyMedica's Common Stock at a per share exercise price of $25.45 on the commencement of his employment. The employment agreements, as amended to date, extend to February 28, 2004 for Dr. Siciliano and Mr. Walters, August 31, 2003 for Mr. Trowbridge and Mr. Farrell and May 31, 2003 for Mr. Stone. The term of each employment agreement will also be deemed to continue on a month-to-month basis while the officer remains employed by PolyMedica, unless expressly agreed otherwise. Pursuant to the employment agreements, each of Dr. Siciliano, Mr. Walters, Mr. Stone, Mr. Trowbridge, and Mr. Farrell currently receives a base salary of $417,000, $270,000, $360,000, $325,000, and $230,000, respectively.

     Both the officer and PolyMedica have the right to terminate an employment agreement at any time with or without cause upon 30 days prior written notice. Notwithstanding the foregoing, if at any time during the term of an employment agreement the officer's employment is terminated without cause, PolyMedica shall continue to pay the officer at his then current base salary for the greater of the remainder of the employment term or 18 months, in the case of Dr. Siciliano and Mr. Walters, and 12 months in the case of Mr. Stone, Mr. Trowbridge and Mr. Farrell.

     Pursuant to the terms of the executive retention agreements, upon the occurrence of a change in control of PolyMedica, all outstanding stock options held by Dr. Siciliano, and Messrs. Walters, Stone, Trowbridge, and Farrell shall become exercisable in full. In addition, if the officer's employment is terminated by PolyMedica without cause or by the officer for good reason within 24 months following such change in control (or in anticipation of a change in control) in addition to any other post-termination benefits which the officer is eligible to receive under any plan or program of PolyMedica: (i) Dr. Siciliano shall receive a lump sum payment equal to two times the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 12-month period following employment termination, (ii) Mr. Walters shall receive a lump sum payment equal to one and one-half times the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 12-month period following employment termination, (iii) Mr. Trowbridge shall receive a lump sum payment equal to the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 9-month period following employment termination, and (iv) each of Mr. Farrell and Mr. Stone shall receive a lump sum payment equal to the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 12-month period following employment termination. The executive retention agreements provide, in the case of Dr. Siciliano, that PolyMedica shall make a "gross-up" payment to Dr. Siciliano such that his net after-tax severance benefits are equal to what he would have received absent any penalty tax imposed by the Internal Revenue Code of 1986, as amended (the "Code") in connection with such severance payments, and, in the case of Messrs. Walters, Trowbridge, Stone and Farrell, that the amount of severance benefits payable to such officers shall be reduced by an amount necessary to avoid triggering such penalty taxes. The severance payments under the executive retention agreements are in lieu of any severance provided for in the employment agreements.

     Each officer has also agreed not to compete with PolyMedica for one year following termination of his employment.

TERMINATION OF EMPLOYMENT ARRANGEMENT

     In connection with Mr. Lee's retirement as the Company's Chief Executive Officer, Mr. Lee and PolyMedica entered into an agreement dated August 4, 2002, pursuant to which Mr. Lee retired as Chief Executive Officer as of that date. The Board agreed to nominate Mr. Lee as a Director in this Proxy Statement, and Mr. Lee agreed that, if elected at the Annual Meeting, he will continue to serve as Chairman and as a member of the Board until January 1, 2003 on which date he will retire as PolyMedica's Chairman and as a Director.

     Pursuant to this agreement, PolyMedica will: (i) pay Mr. Lee his current annual base salary of $610,000 through July 2004; (ii) pay Mr. Lee 33.33% of the bonus to which he would have been entitled for fiscal year 2003, if the Board determines to pay cash bonuses to one or more of the Named Executive Officers;
(iii) pay Mr. Lee the amount due to him in unused accrued vacation time; (iv) for eighteen months (or until Mr. Lee is otherwise employed on a full-time basis), provide Mr. Lee continued health and dental insurance and reimburse him for the cost of that coverage; (v) for twenty-four months (or until Mr. Lee is otherwise employed on a full-time basis), continue to provide at the Company's expense life insurance on the life of Mr. Lee in the amount of $915,000, with a beneficiary of Mr. Lee's selection; (vi) for eighteen months (or until Mr. Lee is otherwise employed on a full-time basis), reimburse Mr. Lee for secretarial assistance up to 10 hours per week; (vii) until the current lease term expires (or until Mr. Lee is otherwise employed on a full-time basis), continue to pay the lease payments and all related expenses for Mr. Lee's automobile; and (viii) grant Mr. Lee ownership of the two computers he currently uses. Pursuant to this agreement, all outstanding unvested or unexercisable stock options owned by Mr. Lee shall be vested and fully exercisable as of December 31, 2002.

DEFERRED COMPENSATION PLAN

     During the fiscal year ended March 31, 2002, PolyMedica maintained an unfunded, non-qualified deferred compensation plan for the benefit of Messrs. Lee and Walters and Dr. Siciliano. Under the terms of the plan, the executives participating in the plan may defer up to 50% of their annual compensation. Amounts deferred by an executive are credited to a bookkeeping account for his benefit. PolyMedica provides additional credits to the executive's accounts. First, each executive receives a credit for each calendar year equal to 6.2% of the excess of (i) his compensation for such calendar year before any deferral over (ii) the Social Security Wage Base for such calendar year ($72,600 for 1999, $76,200 for 2000, $80,400 for 2001, and $84,900 for 2002). Second, each executive receives a credit equal to 50% of any compensation deferred in a calendar year, but this credit cannot exceed 3% of the amount by which the executive's pre-deferral compensation for such calendar year exceeds the compensation limit imposed by PolyMedica's 401(k) plan ($160,000 for 1999, $170,000 for 2000 and 2001 and $200,000 for 2002). In
addition to the above credits, PolyMedica made discretionary credits to the accounts of the above executives and Mr. Trowbridge in fiscal 2002 and to the above executives only in fiscal 2001.

     The account of each executive is credited with earnings and losses as though the accounts were invested in the investment choices available under PolyMedica's 401(k) plan as selected by each executive. The amounts credited to an executive's account are paid to the executive upon termination of employment in a lump sum or in installments over 15 or fewer years. In addition, an executive may receive a distribution while employed. If the distribution is other than for the alleviation of an unforeseeable financial emergency, the executive's account will be charged a withdrawal penalty of 10% of the amount withdrawn. Finally, an executive may elect in advance to receive the entire balance to his credit upon the occurrence of a change in control of PolyMedica. An executive may not assign or pledge his rights to payment under the plan.

     Payment of benefits under the plan is made from PolyMedica's general assets. PolyMedica has set funds aside in a grantor trust for the purpose of satisfying its obligations under the plan. The assets of this trust are subject to the claims of PolyMedica's creditors. No executive has any rights under the plan greater than the rights of an unsecured general creditor of PolyMedica.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The PolyMedica executive compensation program is administered by a standing Compensation Committee composed of three independent directors, Dr. Bernstein, Dr. LoGerfo and Ms. Hooper. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by the full Board. The executive compensation program is designed to retain and reward senior executives who will lead PolyMedica and achieve business objectives within the markets in which we compete. Accordingly, it is the goal of the Compensation Committee to have the compensation paid to a particular individual reflect the contribution made by the individual to the achievement of PolyMedica's business objectives.

     In the early part of calendar 2002, the Compensation Committee retained an outside consultant to do a new study of the compensation of executive officers of PolyMedica. That study has been completed and is under consideration by the Compensation Committee and the Board. The Board has already made certain decisions with respect to executive officers' base salaries and bonuses for fiscal 2003 based in part on the new study. The Compensation Committee and the Board are also considering new approaches to the terms of stock options and deferred compensation payments. The descriptions that follow relate primarily to compensation for fiscal 2002. Where there have been, or are anticipated to be, significant changes for fiscal 2003, those changes are described.

  EXECUTIVE COMPENSATION PROGRAM

     Annual compensation for executive officers consisted of the following four fundamental elements:

     - Base Salary;

     - Annual Bonus;

     - Long-Term Incentive Program; and

     - Deferred Compensation Program

     Prior to determining base salary, cash bonuses, stock option grants and deferred compensation for fiscal 2002, the Compensation Committee reviewed the extent to which each executive officer had achieved his individual business objectives and the performance of PolyMedica in meeting its overall business objectives, including regulatory compliance and financial performance. The Compensation Committee also reviewed other companies in the industry at comparable stages of development and of similar capitalization. In general, the Compensation Committee has sought to ensure that the executive officers are compensated in the highest quartile of compensation paid by Polymedica's peer group. Each of the four elements of compensation is discussed below.

     Base Salary. The Compensation Committee adjusted salaries based on its assessment of each executive's individual performance and increases in salaries paid by comparable companies.

     Bonuses. PolyMedica's fiscal 2002 executive incentive compensation program provided for a cash pool to be paid out on the basis of achievement of specified individual, financial and strategic targets and objectives of PolyMedica, including company profitability and revenue targets. Bonuses could be earned through the achievement of a combination of these targets and objectives. The entire bonus pool for fiscal 2002 was paid due to the strong financial performance of PolyMedica during that year. In fiscal 2003 the payment of bonuses will be contingent on PolyMedica meeting specific regulatory compliance criteria, in addition to meeting other business objectives.

     Long-Term Incentive Compensation. PolyMedica's long-term incentive compensation program is implemented through the periodic grant of stock options. PolyMedica's stock option program promotes a long-term congruity of interest between PolyMedica's employees and its stockholders and assists in the retention of executives. The number of shares to be granted to each participant generally reflects the position of the executive within PolyMedica and his or her contributions to PolyMedica's achievement of the business plan and goals. Stock options are granted at the current market price and generally vest over a three-year period to encourage key employees to continue in the employ of PolyMedica. The Committee expects that options granted in the future will generally vest over four years to further encourage long-term employment.

     Deferred Compensation. In addition to deferred compensation payments based on formulas, certain senior executives received discretionary deferred compensation payments in fiscal 2002 due to the strong financial performance of PolyMedica during the year. The Compensation Committee expects to eliminate formula-based deferred compensation in 2003 and, instead, to make all deferred compensation payments discretionary, other than voluntary deferrals by executives of base salary and cash bonuses.

     Summary of Compensation of Chief Executive Officer. In fiscal 2002, PolyMedica's Chairman and Chief Executive Officer, Steven J. Lee, received salary, bonus and other compensation of $2,045,029 including base salary at the annual rate of $440,000, bonus compensation of $650,000 and other compensation of $956,567. The bonus compensation was based in part on the annual bonus program and in part on discretionary amounts determined by the Compensation Committee. The Compensation Committee has set Mr. Lee's total annual compensation including compensation derived from bonuses, and the grant of stock options and other compensation at a level it believes to be competitive. Mr. Lee's bonus compensation for fiscal 2002 reflected the achievement of a combination of PolyMedica's financial and strategic goals.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to PolyMedica's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, PolyMedica structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments (such as annual bonus program payments) that may be in excess of the limit when the Compensation Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of employees.

     By the Compensation Committee of the Board of Directors of PolyMedica:

                                        Daniel S. Bernstein, M.D.
                                        Frank W. LoGerfo, M.D.
                                        Marcia J. Hooper

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Ms. Hooper and Drs. Bernstein and LoGerfo. No member of the Compensation Committee was at any time during fiscal 2002, or formerly, an officer or employee of PolyMedica or any subsidiary of PolyMedica, nor has any member of the Compensation Committee had any relationship with PolyMedica requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of PolyMedica for the period from March 31, 1997, and through the fiscal years ended March 31, 1998, 1999, 2000, 2001, and 2002 with the cumulative total return on, (i) the Nasdaq Stock Market (the "Nasdaq Composite Index"), (ii) a self-determined peer group (the "2002 Peer Group") determined by PolyMedica and (iii) a self-determined peer group used by PolyMedica in its 2001 Proxy Statement (the "2001 Peer Group"). The graph assumes the investment of $100 in PolyMedica's Common Stock, the Nasdaq Composite Index, the 2002 Peer Group and the 2001 Peer Group on March 31, 1997, and reinvestment of all dividends. Measurement points are on March 31, 1997, 1998, 1999, and 2000, March 30, 2001, and March 28, 2002.

     The 2002 Peer Group consists of Chronimed, Inc., Curative Health Services, Inc., Del Laboratories, Inc., IVC Industries, Inc., KV Pharmaceutical Company, Matria Healthcare, Inc., Moore Medical Corporation, Nutraceutical International Corporation, Allied Healthcare International Inc. (f/k/a Transworld Healthcare, Inc.), Apria Healthcare Group, Inc. ("Apria") and Lincare Holdings, Inc. ("Lincare"). Apria and Lincare were not included in the 2001 Peer Group, but have been added to the 2002 Peer Group because the Compensation Committee considered both Apria and Lincare in its review of executive officer compensation at comparable companies to PolyMedica.

                            Stock Performance Graph

--------------------------------------------------------------------------------------------
                       3/31/1997   3/31/1998   3/31/1999   3/31/2000   3/30/2001   3/28/2002
--------------------------------------------------------------------------------------------
 PolyMedica
  Corporation            100.0       246.3       150.0      1,175.0      455.0       722.2
 2002 Peer Group         100.0       127.8        92.4        101.1      160.4       175.3
 2001 Peer Group         100.0       150.8        69.9         82.2       84.9       120.8
 Nasdaq Composite
  Index (U.S.
  Companies)             100.0       151.6       204.8        380.4      152.2       153.3

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended ("Section 16(a)") requires PolyMedica's directors, executive officers and persons who own more than ten percent of any registered class of PolyMedica's equity securities ("reporting persons"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of PolyMedica. Reporting persons are required by SEC regulations to furnish PolyMedica with copies of all Section 16(a) reports they file.

     Based solely on its review of copies of reports filed by reporting persons of PolyMedica under Section 16(a), and written representations from such reporting persons, PolyMedica believes that, except as follows, all filings required to be made by reporting persons of PolyMedica were timely filed for the year ended March 31, 2002 in accordance with Section 16(a). On December 20, 2001, Herbert A. Denton, a director of PolyMedica, filed a report on Form 4 that was due to be filed on April 10, 2001, reporting one transaction.

                              CERTAIN TRANSACTIONS

     Boston Special Risks Insurance Agency, Inc. ("Boston Special Risks") of which Mr. Soltys, a Director of PolyMedica, is President and Owner, is an agent for PolyMedica's corporate insurance. In the fiscal year ended March 31, 2002, Boston Special Risks realized $238,290 in fees and commissions in connection with corporate and certain other insurance policies. Total premiums paid to Boston Special Risks in connection with corporate insurance policies totaled $1,479,230.

     PolyMedica paid $50,000 to Providence Capital, Inc., an investment banking firm of which Mr. Denton, a Director of PolyMedica, is President and Owner, for consulting work performed during the fiscal year ended March 31, 2002.

                                    ITEM TWO
               APPROVAL OF AMENDMENT TO 2000 STOCK INCENTIVE PLAN

     The Board believes that the future success of PolyMedica depends on its ability to attract, retain and motivate key employees with experience and ability. On July 24, 2002, the Board adopted, subject to stockholder approval, an amendment to the 2000 Plan, increasing from 1,800,000 to 2,300,000 the number of shares of Common Stock available for issuance pursuant to awards under the 2000 Plan (the "2000 Plan Amendment"). The following is a brief summary of the material terms of the 2000 Plan. The 2000 Plan was originally adopted by the Board in June 2000 and approved by the stockholders in September 2000. Amendment No. 1 to the Plan was adopted by the Board in August 2001 and approved by the stockholders in September 2001.

DESCRIPTION OF THE 2000 PLAN

     The following summary is qualified in its entirety by reference to the 2000 Plan, a copy of which is attached as Appendix B to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the 2000 Plan may be obtained upon request by writing or calling PolyMedica at the following address or phone number: 11 State Street, Woburn, MA 01801, Attention: Investor Relations or by calling
(781) 933-2020.

  TYPES OF AWARDS

     The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options and restricted stock awards (collectively, "Awards").

     Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price, subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of PolyMedica or its subsidiaries). Options may not be granted for a term in excess of ten years. The 2000 Plan permits the following forms of payment of the exercise price of options, as determined by the Board:

     - payment by cash, check or in connection with a "cashless exercise" through a broker;

     - surrender to PolyMedica of shares of Common Stock;

     - delivery to PolyMedica of a promissory note;

     - any other lawful means; or

     - any combination of these forms of payment.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of PolyMedica to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

  ELIGIBILITY TO RECEIVE AWARDS

     Employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) of PolyMedica and its subsidiaries and of other business ventures in which PolyMedica has a significant interest are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees of PolyMedica and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2000 Plan may not exceed 150,000 shares per calendar year.

  PLAN BENEFITS

     As of March 31, 2002 approximately 1,497 persons were eligible to receive Awards under the 2000 Plan, including the Company's five executive officers and eight non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and PolyMedica cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On August 6, 2002, the last reported sale price of PolyMedica Common Stock on the Nasdaq National Market was $25.08.

     Since adoption of the 2000 Plan in June 2000, the following options have been granted under the 2000 Plan to the following persons and groups:

                                                              NO. OF SHARES
                                                              -------------
Named Executive Officers
     Steven J. Lee, Chairman and Chief Executive Officer....     212,500
     Arthur A. Siciliano, Ph.D., President..................     150,000
     Eric G. Walters, Executive Vice President and Clerk....      85,000
     Warren K. Trowbridge, Senior Vice President and
      President, Liberty Medical Supply, Inc................      60,000
     Stephen C. Farrell, Chief Financial Officer............      25,000
All Current Executive Officers as a Group...................     345,000
All Current Directors who are not Executive Officers as a
  Group.....................................................     312,500
Each Director Nominee
     Steven J. Lee..........................................     212,500
     John K. P. Stone, III..................................      25,000
     Thomas S. Soltys.......................................      17,500
     Samuel L. Shanaman.....................................       7,500
Each Associate of any of such Directors, Executive Officers
  or Nominees...............................................           0
Each Other Person who Received or is to Receive Five Percent
  of options under the 2000 Plan............................           0
All Employees, including all Current Officers who are not
  Executive Officers, as a Group............................     730,750

  ADMINISTRATION

     The 2000 Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board may delegate authority under the 2000 Plan to one or more committees or subcommittees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers.

     Subject to any applicable limitations contained in the 2000 Plan, the Board or the Compensation Committee selects the recipients of Awards and determines:

     - the number of shares of Common Stock covered by options and the dates upon which such options become exercisable;

     - the exercise price of options (which may not be less than 100% of fair market value of the Common Stock);

     - the duration of options (which may not exceed 10 years); and

     - the number of shares of Common Stock subject to any restricted stock Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

     In the event of a proposed liquidation or dissolution of the Company, the Board is required to provide that all unexercised options will:

     - become exercisable in full at least ten business days prior to the effective date of such liquidation or dissolution; and

     - terminate effective upon such liquidation or dissolution, except to the extent exercised beforehand.

The Board may specify the effect of dissolution or liquidation on a restricted stock Award at the time such an Award is granted.

     The 2000 Plan also contains provisions addressing the consequences of any "Acquisition Event," which is defined as:

     - any merger or consolidation of PolyMedica with or into another entity as a result of which the Common Stock of PolyMedica is converted into or exchanged for the right to receive cash, securities or other property; or

     - any exchange of shares of the Common Stock of PolyMedica for cash, securities or other property pursuant to a share exchange transaction.

     Upon the occurrence of an Acquisition Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board must either accelerate the options to make them fully exercisable prior to consummation of the Acquisition Event or provide for a cash out of the value of any outstanding options. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation and shall apply to the cash, securities or other property which the Common Stock has converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock Award.

     If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  TRANSFERABILITY; AMENDMENT OR TERMINATION

     Except as the Board may otherwise determine or provide, no Award may be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom it is granted, except by will or the laws of descent or distribution. No Award may be made under the 2000 Plan after June 8, 2010, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by PolyMedica's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     INCENTIVE STOCK OPTIONS. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by PolyMedica or its corporate parent or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

     A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     NONSTATUTORY STOCK OPTIONS. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

     RESTRICTED STOCK. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     TAX CONSEQUENCES TO POLYMEDICA. There will be no tax consequences to PolyMedica except that it will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of
Section 162(m) of the Code.

BOARD RECOMMENDATION

     THE BOARD BELIEVES ADOPTION OF THE 2000 PLAN AMENDMENT IS IN THE BEST INTERESTS OF POLYMEDICA AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   ITEM THREE
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board, on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP ("PwC") as PolyMedica's independent public accountants for the current year. PwC (or one of its predecessors, Coopers & Lybrand LLP) has served as PolyMedica's independent public accountants since 1990.

     Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the selection of PwC as PolyMedica's independent public accountants, the selection of such accountants will be reconsidered by the Board.

BOARD RECOMMENDATION

     ACCORDINGLY, THE BOARD BELIEVES RATIFICATION OF THE SELECTION OF PWC AS POLYMEDICA'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT YEAR IS IN THE BEST INTERESTS OF POLYMEDICA AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

  Audit Fees

     PricewaterhouseCoopers LLP billed PolyMedica for $404,500 in fees for professional services rendered in connection with the audit of PolyMedica's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2002.

  Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not bill PolyMedica for any professional services rendered to PolyMedica and its affiliates for the fiscal year ended March 31, 2002 in connection with financial information systems design or implementation, the operation of PolyMedica's information system or the management of its local area network.

  All Other Fees

     PricewaterhouseCoopers LLP billed PolyMedica an additional $2,041,886 in fees for other professional services rendered to PolyMedica and its affiliates for the fiscal year ended March 31, 2002. These services primarily consisted of a review and analysis of the internal business and financial reporting systems and procedures of PolyMedica's subsidiaries, Liberty Medical Supply, Inc. and Liberty Home Pharmacy Corporation, in connection with investigations by federal regulators.

     PricewaterhouseCoopers LLP billed PolyMedica an aggregate of $109,661 in fees for other services rendered to PolyMedica and its affiliates, which primarily related to tax compliance and planning services and 401(k) Plan audit procedures for the fiscal year ended March 31, 2002.

                                 OTHER MATTERS

     The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by PolyMedica. In addition to solicitations by mail, PolyMedica's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews and PolyMedica reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and PolyMedica will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

     HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing or calling the Company at the following address or phone number: PolyMedica Corporation, 11 State Street, Woburn, MA 01801, Attention:
Investor Relations or by calling (781) 931-2020. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2003 ANNUAL MEETING

     Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for inclusion in the Company's proxy materials for its 2003 Annual Meeting of Stockholders must be received by the Clerk of the Company at the principal offices of the Company no later than April 15, 2003.

     The Company's Restated By-Laws also establish an advance notice procedure for stockholders who wish to propose business to be conducted at an annual meeting of stockholders. In order to be properly brought before the meeting, a notice of such business must have been received by the Clerk of the Company by the later of sixty days prior to the 2003 Annual Meeting of Stockholders and July 14, 2003. Any such notice must contain certain specified information concerning the business proposed to be brought before the meeting and the stockholder proposing to bring such business before the meeting, all as set forth in the Restated By-Laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

                                          By Order of the Board of Directors,

                                          [Eric G. Walters Signature]
                                          Eric G. Walters, Clerk

August 13, 2002

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                             POLYMEDICA CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, SEPTEMBER 12, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF POLYMEDICA CORPORATION

    The undersigned, revoking all prior proxies, hereby appoint(s) Arthur A. Siciliano and Thomas L. Barrette, Jr., and each of them (with full power of substitution), as proxies (the "Proxies") to represent and vote, as designated herein, all shares of Common Stock of PolyMedica Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109, on Thursday, September 12, 2002, at 9:00 a.m. local time, and at any adjournment thereof.

    In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Clerk of the Company or shall vote in person at the Annual Meeting.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                 IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                            ------------------------

[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

(1)  To elect the following four (4) nominee directors as Class II Directors of the Company (except as marked below):
                            ------------
                        Nominees: Steven J. Lee, Samuel L. Shanaman, Thomas S. Soltys, and John K.P. Stone, III.
     [ ] FOR the nominees (except as marked below)                      [ ] WITHHOLD authority to vote for all nominees
     ------------
     [ ] FOR all nominees, except authority withheld to vote for the following nominee:  ------------  ------------
(2)  To approve an amendment to the 2000 Stock Incentive Plan (the "2000 Plan") increasing from 1,800,000 to 2,300,000, the number of shares of Common Stock available for issuance under the 2000 Plan.  ------------

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
                                  ------------

     To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent
(3)  accountants for the fiscal year ending March 31, 2003.  ------------

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
                                  ------------

NOTE: Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.

                                                              -----------------------------------------------
                                                              Signature
Date: ------------------------------                          -----------------------------------------------
                                                                        Signature (if held jointly)

                                                                      APPENDIX B

                             POLYMEDICA CORPORATION
                           2000 STOCK INCENTIVE PLAN

1.  PURPOSE

     The purpose of this 2000 Stock Incentive Plan (the "Plan") of PolyMedica Corporation, a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options and restricted stock awards, (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION, DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.  STOCK AVAILABLE FOR AWARDS

     (a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 1,200,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to Awards may be granted to any Participant under the Plan shall be 150,000 per

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calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.  STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option". Notwithstanding anything contained herein to the contrary, without the prior approval of the Company's shareholders, no option issued hereunder shall be repriced, replaced or regranted through cancellation, or by lowering the option exercise price of a previously granted award.

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of PolyMedica or any of its present or future subsidiaries as defined in section 424(f) of the code, and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted at not less than 100% of the fair market value of the shares of Common Stock, as determined by the Board, at such time, and shall specify that exercise price in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the company was owned by the Participant at least six months prior to such delivery;

          (4)  to the extent permitted by the Board, in its sole discretion by
     (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)  by any combination of the above permitted forms of payment.

     (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in section 2.

6.  RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c)  Acquisition Events

     (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction.

     (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

     (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided , however, that the total tax withholding where stock is being used to satisfy such tax obligation cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state taxes including payroll taxes that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f)  Amendment of Award.  Subject to the provisions of the last sentence of
Section 5(a) hereof, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part.

9.  MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Massachusetts, without regard to any applicable conflicts of law.

                               Adopted by the Board of Directors on June 8, 2000
                              Approved by the Shareholders on September 14, 2000

                 AMENDMENT NO. 1 TO THE POLYMEDICA CORPORATION
                           2000 STOCK INCENTIVE PLAN

     Section 4(a) of the 2000 Stock Incentive Plan is hereby amended, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance thereunder from 1,200,000 to 1,800,000 shares.

                            Adopted by the Board of Directors on August 27, 2001
                              Approved by the Shareholders on September 13, 2001

                 AMENDMENT NO. 2 TO THE POLYMEDICA CORPORATION
                           2000 STOCK INCENTIVE PLAN

     Section 4(a) of the 2000 Stock Incentive Plan is hereby amended, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance thereunder from 1,800,000 to 2,300,000 shares.

                              Adopted by the Board of Directors on July 24, 2002